EXHIBIT 3.1

AMENDMENT NO 1 TO
BY-LAWS OF LANDEC CORPORATION

Section 2.5(a) of the By-Laws of Landec Corporation is hereby amended to read in its entirety as follows:

2.5.    Advance Notice of Stockholder Nominees and Other Stockholder Proposals.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the Corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made; provided, further, however, that with respect to the Corporation’s annual meeting to be held during calendar year 2019 (the “2019 Annual Meeting”), to be timely (and notwithstanding anything to the contrary contained in this paragraph(a)), a stockholder’s notice of nominations and/or business which is to be proposed, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 5:00 p.m. PT on May 29, 2019. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that any stockholder proposal relating to the 2019 Annual Meeting that is delivered to or mailed and received at the principal executive offices of the Corporation not later than 5:00 p.m. PT on May 29, 2019 shall also be deemed by the Corporation to be timely submitted for the purposes of Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, and the Corporation shall not seek to exclude such stockholder proposal from its proxy statement and form of proxy on the basis of failure to meet the deadline set by Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.